Exhibit 5.1

Mailing Address:
Bradley A. Haneberg	P.O. Box 27828
804/771-5790	Richmond, VA 23261
bahaneberg@kaufcan.com
Three James Center, 12th Floor
804/771-5700	1051 East Cary Street
fax: 804/771-5777	Richmond, VA 23219

February 28, 2005

Commonwealth Bankshares, Inc.

403 Boush Street

Norfolk, VA 23510

Registration Statement on Form S-3

Gentlemen:

We have acted as counsel for Commonwealth Bankshares, Inc., a Virginia corporation (the “Company”), in connection with the preparation of the above-described registration statement (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), to register up to 300,000 shares of common stock, par value $2.50 per share, of the Company (the “Common Stock”), to be issued as described in the Registration Statement. In this connection, we have reviewed (a) the Registration Statement; (b) the Company’s Articles of Incorporation and Bylaws; and (c) certain records of the Company’s corporate proceedings as reflected in its minute and stock books. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

In our opinion, the 300,000 shares of Common Stock to be issued by the Company as described in the Registration Statement, when and to the extent issued in accordance with the terms contained in the Registration Statement, will be legally issued, fully paid and non-assessable.

We hereby consent to use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Kaufman & Canoles
Kaufman & Canoles,
a Professional Corporation

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